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                                                                    EXHIBIT 99.1


                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November __, 1996, is among Stanley Furniture Company, Inc., a Delaware corporation (the "Company") and the Selling Stockholders listed on Schedule 1 hereto.

         A. The Selling Stockholders own an aggregate of 2,758,902 shares of common stock, $.02 par value, of the Company (the
                 "Common Stock");

         B. The Selling Stockholders desire to sell 1,150,000 shares of Common Stock in a registered public offering pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be executed among the Company, the Selling Stockholders and Dillon, Read & Co. Inc., Raymond James & Associates, Inc. and Wheat, First Securities, Inc. (the "Managing Underwriters") as representatives of the several Underwriters named therein.

         C. In the event that the Managing Underwriters do not exercise, or do not exercise in full, the over-allotment option pursuant to the Underwriting Agreement, the Company desires to purchase the Shares (as hereinafter defined) on the terms and conditions hereinafter set forth.

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

         1. Purchase and Sale of Shares. Subject to the terms and conditions herein provided, the Company hereby agrees to purchase and pay for, and each of the Selling Stockholders hereby agrees to sell and transfer the number of shares of Common Stock set forth opposite the
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name of such Selling Stockholder on Schedule 1 hereto (the "Shares") to the extent such Shares are not acquired by the Underwriters pursuant to the Underwriting Agreement upon exercise of the over-allotment option thereunder. The consideration for the sale and transfer of the Shares shall be $ ____________ per Share. The closing of the foregoing transactions (the "Closing") shall occur on the third business day following the period specified in the Underwriting Agreement for the exercise of the over-allotment option thereunder at such location as is mutually agreable to the parties or at such other time and location as are mutually agreeable to the parties. The Selling Stockholders shall make delivery of the Shares to the Company at the Closing by delivering to the Company, or its authorized representative, the certificates representing the Shares duly endorsed or with stock powers attached thereto duly signed, against payment of the purchase price in cash, check or by wire transfer.

         2.      Representations and Warranties of the Selling Stockholders.

(A) Each of the Selling Stockholders represents and warrants to the Company as follows:

                 a. The execution and delivery of this Agreement and the performance by such Selling Stockholder of such Selling Stockholder's obligations hereunder have been duly authorized by all necessary action by such Selling Stockholder and this Agreement is a legal, valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

                 b. The Shares set forth opposite such Selling Stockholder in Schedule 1 hereto are owned beneficially and of record by such Selling Stockholder, there exist no liens, options, charges, adverse claims or encumbrances of any kind, including any margin loans, affecting such Shares and upon delivery of such Shares, the Company





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         will own such Shares free and clear of any lien, option, charge, adverse claim or encumbrance of any kind..

                 c. The consummation by such Selling Stockholder of the transactions contemplated by this Agreement will not, as applicable, violate any provision of the charter or governing documents of such Selling Stockholder, or violate any provision of, or constitute a default under, any mortgage, deed of trust, indenture, or other agreement or instrument, to which such Selling Stockholder is a party or by which any of its assets are bound, or violate or conflict with any existing law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality, agency or body, arbitration tribunal, or court, domestic or foregin, having jurisdiction over such Selling Stockholder or such Selling Stockholder's property.

         (B) Each of the ML-Lee Acquisition Fund, L.P., ML-Lee Acquistion Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. represents that it has elected to operate as a "Business Development Company" within the meaning of the Investment Company Act of 1940, as amended

         3. Representations and Warranties of the Company. The Company represents and warrants to the Selling Stockholders as follows:

                 a. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary action by the Company and this Agreement is a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

                 b. The consummation by the Company of the transactions contemplated by this Agreement will not violate any provision of the Certificate of Incorporation or Bylaws of the Company, or violate any provision of, or constitute a default under, any mortgage, deed of trust, indenture, or other agreement or instrument, to which the Company is a party or by which any of its assets are bound, or violate or conflict with any existing law, order, rule, regulation, writ, injunction, judgement or decree of any government, governmental instrumentality, agency or body, arbitration tribunal, or court, domestic or foreign, having juridiction over the Company or the Company's property.

         4. Conditions. In addition to the other conditions contained herein, the obligation of the Selling Stockholders to sell and transfer, and the obligation of the Company to





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purchase and pay for, the Shares is subject to the meeting of each of the following conditions at or prior to the Closing:

                 a. With respect to the obligations of the Company, each of the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing.

                 b. With respect to the obligations of the Selling Stockholders, each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing.

                 c. The Underwriting Agreement shall have been duly executed and delivered.

                 d. The consummation and closing of the purchase of the Firm Shares (as detailed in the Underwriting Agreement) shall have occurred.

                 e. The Managing Underwriters shall have failed to exercise, or failed to exercise in full, the over-allotment option pursuant to the Underwriting Agreement by the date specified for such exercise in the Underwriting Agreement.

                 f. Neither the Company nor the Selling Stockholders shall be prohibited by any action, order, judgment or injunction of a court of competent jurisdiction from purchasing or selling the Shares under this Agreement.





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         5.      Termination.  This Agreement shall terminate upon exercise in full by the Underwriters of the over-allotment option under the Underwriting Agreement. After expiration of the period specified in the Underwriting Agreement for the exercise of the over-allotment option thereunder, this Agreement may be terminated at any time prior to the Closing:

                 a.       by the Company if any of the conditions specified in
         Section 4 (except for the condition specified in Section 4(b)) of this Agreement have not been met or waived by it pursuant to the terms of this Agreement; or

                 b. by the Selling Stockholders if any of the conditions specified in Section 4 (except for the condition specified in Section 4(a)) of this Agreement have not been met or waived by it pursuant to the terms of this Agreement; provided, however, this Agreement may not be terminated by virtue of the condition in Section 4(f) not being met until any action, order, judgment or injunction referred to therein becomes final and non-appealable.

         6. Amendment. This Agreement may be amended at any time prior to the Closing provided that any such amendment is approved in writing by each of the parties. All representations and warranties of the Company and the Selling Stockholders which are true and correct as modified and approved shall be deemed true and correct for the purposes of Sections 2 and 3.

         7. Extension; Waiver. At any time prior to the Closing either party to this Agreement may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive a breach of a representation or warranty of the other party, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver.

         8. Notices. All notices and other communications given hereunder shall be in writing. Notices shall be effective when delivered, if delivered personally. Otherwise, they shall be effective when sent to the parties at the addresses or numbers listed below, as





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follows:  (i) on the business day delivered (or the next business day following delivery if not delivered on a business day) if sent by a local or long distance courier, prepaid telegram, telefax or other facsimile means, or (ii) three days after mailing if mailed by registered or certified U.S. mail, postage prepaid and return receipt requested.

                 If to the Company to:

                          Stanley Furniture Company
                          P. O. Box 30
                          Highway 57 West
                          Stanleytown, Virginia 24168
                          Attention: Albert L. Prillaman
                          Telefax No.: (540) 627-5114

                          with a copy to:

                          David W. Robertson, Esquire
                          McGuire, Woods, Battle & Boothe, L.L.P.
                          One James Center
                          901 East Cary Street
                          Richmond, Virginia 23219-4030
                          Telefax No.: (804) 775-1061

                 If to a Selling Stockholder to:

                          the address set forth for such Selling Stockholder in Schedule 1 hereto,

                          with a copy to:

                          Charles W. Robins, Esquire
                          Hutchins, Wheeler & Dittmar
                          101 Federal Street
                          Boston, Massachusetts 02110
                          Telefax No.: (617) 951-1295

or to such other address or number as a party may designate by giving notice of the change in the manner set forth above.





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         9.      Miscellaneous.  This Agreement (i) constitutes the entire
agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(ii) is not intended to and shall not confer upon any person or entity, other than the parties hereto, any rights or remedies with respect to the subject matter hereof; and (iii) shall not be assigned by operation of law or otherwise.

         10. Section Headings. Section headings are included solely for convenience and are not to be considered to be part of this Agreement and are not intended to be accurate descriptions of the contents thereof.

         11. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective transferees, successors and assigns; provided, however, no party may assign this Agreement without the written consent of the other parties to this Agreement.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         13. Choice of Law. All questions as to the interpretation and effect of this Agreement shall be determined under the laws of the State of Delaware, excluding the choice of law principles thereof.





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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on and as of the date first written above.

                                        STANLEY FURNITURE COMPANY, INC.


                                        ------------------------------
                                        Albert L. Prillaman
                                        President

                                        ML-LEE ACQUISITION FUND, L.P.

                                        By:      Mezzanine Investments, L.P.
                                                 Its Managing General Partner

                                        By:      ML Mezzanine Inc.
                                                 Its General Partner


                                        ------------------------------
                                        Name
                                        Title

                                        ML-LEE ACQUISITION FUND II, L.P.

                                        By:      Mezzanine Investments II, L.P.
                                                 Its Managing General Partner

                                        By:      ML Mezzanine II Inc.
                                                 Its General Partner


                                        ------------------------------
                                        Name
                                        Title

                                        ML-LEE ACQUISITION FUND
                                        (RETIREMENT ACCOUNTS) II, L.P.

                                        By:      Mezzanine Investments II, L.P.
                                                 Its Managing General Partner

                                        By:      ML Mezzanine II Inc.
                                                 Its General Partner


                                        --------------------------------------
                                        Name
                                        Title

                                        STATE STREET BANK AND TRUST
                                        COMPANY OF CONNECTICUT, N.A., NOT
                                        INDIVIDUALLY, BUT AS TRUSTEE FOR THE
                                        1989 THOMAS H. LEE NOMINEE TRUST,
                                        DATED 9/29/89*



                                        PAXMAN & CO.*

                                        C. HUNTER BOLL*

                                        JOHN W. CHILDS*

                                        DAVID V. HARKINS*






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                                        DAVID V. HARKINS C/F JESSICA HARKINS*

                                        DAVID V. HARKINS C/F JASON HARKINS*

                                        GLENN W. HUTCHINS*

                                        SCOTT A. SCHOEN*

                                        THOMAS R. SHEPHERD*

                                        ANTHONY J. DINOVI*


                                        *By:
                                             ---------------------------------
                                             Name:
                                             Attorney-in-Fact

                                   Schedule 1

                                                                              Number of
Name and Address of Selling Stockholders                                        Shares
----------------------------------------                                      ---------

ML-Lee Acquisition Fund, L.P. . . . . . . . . . . . . . . . . . . . . . . .      145,468

ML-Lee Acquisition Fund II, L.P.  . . . . . . . . . . . . . . . . . . . . .        1,256

ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.  . . . . . . . . . .        1,006

C. Hunter Boll  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42

John W. Childs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          105

David V. Harkins  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           70

David V. Harkins C/F Jessica Harkins  . . . . . . . . . . . . . . . . . . .           54

David V. Harkins C/F Jason Harkins  . . . . . . . . . . . . . . . . . . . .           54

State Street Bank and Trust Company of Connecticut, N.A.,
Not Individually, But as Trustee for the 1989 Thomas H. Lee
Nominee Trust, Dated 9/29/89  . . . . . . . . . . . . . . . . . . . . . . .        1,653

Glenn W. Hutchins   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           70

Scott A. Schoen   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42

Thomas R. Shepherd  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35

Paxman & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           88

Anthony J. DiNovi   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           54